Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports July 2018
Operational Performance

CHICAGO, August 8, 2018 - United Airlines (UAL) today reported July 2018 operational results.
UAL’s July 2018 consolidated traffic (revenue passenger miles) increased 6.9 percent and consolidated capacity (available seat miles) increased 4.0 percent versus July 2017. UAL’s July 2018 consolidated load factor increased 2.4 points compared to July 2017.

July Highlights

•	Set several company records in the month of July by flying more than 15.4 million customers, having more than 73,000 mainline departures and filling more than 90 percent of total mainline seats.

•	Announced orders to purchase 25 new Embraer E-175 and 4 new Boeing 787-9 aircraft.

•
As part of a previously announced $8 million commitment, announced a $2 million grant to be split between the Community FoodBank of New Jersey, Urban League of Essex County, and Year Up New York, as well as a $1 million grant to First Place for Youth in Los Angeles.

•	Unveiled the redesigned united.com homepage, featuring a more personalized digital experience for each customer and an updated, more modern, user-friendly design.

•
Achieved the top score of 100 percent on the 2018 Disability Equality Index (DEI), a prominent benchmarking metric that rates U.S. companies on their disability inclusion policies and practices, also earning UAL a place on DEI's 2018 "Best Places to Work" list.

•	Voted Best Business Class Lounge in the United States by the 2018 World Airline Awards from Skytrax for the Chicago O’Hare United Polaris lounge.

About United
United Airlines and United Express operate approximately 4,600 flights a day to 357 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world's most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 757 mainline aircraft and the airline's United Express carriers operate 551 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 193 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United's parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol "UAL".

United Reports July 2018 Operational Performance / Page 2

Preliminary Operational Results

	July			Year-to-Date
	2018	2017	Change	2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	13,093,444	11,997,825	9.1%	76,184,306	71,335,547	6.8%
Mainline	10,851,145	10,090,634	7.5%	62,195,944	58,637,052	6.1%
Regional	2,242,299	1,907,191	17.6%	13,988,362	12,698,495	10.2%
International	9,909,733	9,515,935	4.1%	56,612,407	54,145,312	4.6%
Atlantic	4,483,915	4,038,394	11.0%	22,672,129	20,348,359	11.4%
Pacific	3,144,719	3,135,175	0.3%	20,132,256	19,898,718	1.2%
Latin	2,281,099	2,342,366	(2.6)%	13,808,022	13,898,235	(0.6)%
Mainline	2,192,591	2,258,147	(2.9)%	13,267,088	13,374,813	(0.8)%
Regional	88,508	84,219	5.1%	540,934	523,422	3.3%
Consolidated	23,003,177	21,513,760	6.9%	132,796,713	125,480,859	5.8%

AVAILABLE SEAT MILES (000)
Domestic	14,474,602	13,651,010	6.0%	88,574,766	83,314,230	6.3%
Mainline	11,898,478	11,355,336	4.8%	71,790,867	67,902,738	5.7%
Regional	2,576,124	2,295,674	12.2%	16,783,899	15,411,492	8.9%
International	11,284,307	11,114,243	1.5%	69,863,152	68,725,754	1.7%
Atlantic	5,108,634	4,865,154	5.0%	28,266,231	27,127,637	4.2%
Pacific	3,631,892	3,662,096	(0.8)%	25,257,484	24,941,947	1.3%
Latin	2,543,781	2,586,993	(1.7)%	16,339,437	16,656,170	(1.9)%
Mainline	2,441,401	2,492,076	(2.0)%	15,624,449	15,929,365	(1.9)%
Regional	102,380	94,917	7.9%	714,988	726,805	(1.6)%
Consolidated	25,758,909	24,765,253	4.0%	158,437,918	152,039,984	4.2%

PASSENGER LOAD FACTOR
Domestic	90.5%	87.9%	2.6 pts	86.0%	85.6%	0.4 pts
Mainline	91.2%	88.9%	2.3 pts	86.6%	86.4%	0.2 pts
Regional	87.0%	83.1%	3.9 pts	83.3%	82.4%	0.9 pts
International	87.8%	85.6%	2.2 pts	81.0%	78.8%	2.2 pts
Atlantic	87.8%	83.0%	4.8 pts	80.2%	75.0%	5.2 pts
Pacific	86.6%	85.6%	1.0 pt	79.7%	79.8%	(0.1) pts
Latin	89.7%	90.5%	(0.8) pts	84.5%	83.4%	1.1 pts
Mainline	89.8%	90.6%	(0.8) pts	84.9%	84.0%	0.9 pts
Regional	86.5%	88.7%	(2.2) pts	75.7%	72.0%	3.7 pts
Consolidated	89.3%	86.9%	2.4 pts	83.8%	82.5%	1.3 pts

ONBOARD PASSENGERS (000)
Mainline	11,309	10,650	6.2%	65,500	62,559	4.7%
Regional	4,111	3,542	16.1%	25,473	22,985	10.8%
Consolidated	15,420	14,192	8.7%	90,973	85,544	6.3%

CARGO REVENUE TON MILES (000)
Total	293,576	278,743	5.3%	1,965,792	1,854,475	6.0%

OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	62.3%	63.3%	(1.0) pt
Mainline Completion Factor	99.3%	99.3%	0.0 pts

1Based on mainline scheduled flights departing by or before scheduled departure time
Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

United Reports July 2018 Operational Performance / Page 3

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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